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                                                                     EXHIBIT 4.5

                              FIRST AMENDMENT TO
                        AMENDED AND RESTATED AGREEMENT


      THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT ("Amendment") is made as of this ____ day of November, 2003 between FEDERAL REALTY INVESTMENT TRUST ("Trust") and AMERICAN STOCK TRANSFER & TRUST COMPANY (the "Rights Agent").

                                   RECITALS

      A. The Trust and the Rights Agent are parties to that certain Amended and Restated Rights Agreement dated as of March 11, 1999 ("Original Rights Agreement").

      B. Pursuant to Section 28 of the Original Rights Agreement, the Trust and the Rights Agent may amend or supplement from time to time such provisions of the Original Rights Agreement which the Trust may deem necessary or desirable, without approval of holders of Rights Certificates (as defined in the Original Rights Agreement).

      C. The Trust, pursuant to a resolution duly adopted by its Board of Trustees, has determined that it is necessary and desirable to amend the Original Rights Agreement as provided in this Amendment.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and the Rights Agent hereby agree as follows:

      1. DEFINITIONS. Except as otherwise set forth in this Amendment, each capitalized term used in this Amendment shall have the meanings for such terms set forth in the Original Rights Agreement.

      2. DEFINITION OF "AGREEMENT." From and after the date hereof, all references in the Original Rights Agreement to the "Agreement" shall mean and refer to the Original Rights Agreement as modified by this Amendment.

      3. ACQUIRING PERSON. Section 1(a) of the Original Rights Agreement is hereby amended by deleting all references therein to "15%" and replacing them with "20%."

      4. REDEMPTION AND TERMINATION. Section 24(a)(ii) of the Original Rights Agreement is hereby amended by deleting the reference therein to "fifteen percent (15%)" and replacing it with "twenty percent (20%)."

      5. REVIEW BY BOARD OF TRUSTEES. The Original Rights Agreement is hereby amended by adding the following new Section 37:

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             Section 37. Review by Board of Trustees.  The Board of
      Trustees shall, at least once every three (3) years, commencing in 2003, review this Agreement to determine whether it should be continued or revoked. Following such determination, the Board of Trustees shall take actions as they deem appropriate to reflect their determination. The obligations of the Board of Trustees under this Section 37 may be delegated to a committee of the Board of Trustees.

      6. SUMMARY OF RIGHTS. Exhibit B to the Original Rights Agreement is hereby amended by deleting the reference to "15%" included in the first paragraph of the section entitled "DISTRIBUTION DATE, TRANSFER OF RIGHTS" and replacing it with "20%."

      7. RATIFICATION OF AGREEMENT. Except as specifically modified by this Amendment, the Original Rights Agreement remains in full force and effect and is hereby ratified, confirmed and reaffirmed for all purposes and in all respects.

      8. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one original; provided, however, this Amendment shall not be effective unless and until signed by the Trust and the Rights Agent.

                              TRUST:

                              FEDERAL REALTY INVESTMENT TRUST


                              By:
                                    ------------------------------------
                                    Dawn M. Becker
                                    Senior Vice President - General Counsel
                                    and Secretary


                              RIGHTS AGENT:

                              AMERICAN STOCK TRANSFER & TRUST COMPANY


                              By:
                                    ------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------





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